EXHIBIT 11

                         CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of The Shepherd Street Funds, Inc. and to the use of our report dated September 23, 1998 on the statement of assets and liabilities of The Shepherd Street Equity Fund ("FUND"). Such statement of assets and liabilities appears in the Fund's Statement of Additional Information.


                                                     TAIT, WELLER & BAKER


                           Philadelphia, Pennsylvania
                               September 23, 1998

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